Exhibit 99-1

En Pointe Technologies Acquires Assets of Software Medium, Inc.

En Pointe Technologies adds high-end domain expertise in Information Security Consulting, Education & Training, Common Criteria and Software Licensing as a result of its acquisition.

Los Angeles, CA — January 18, 2006 — En Pointe Technologies, Inc. (NASDAQ: ENPT), a leading national provider of business-to-business information technology products, services and solutions, today announced that it has acquired, through its wholly-owned subsidiary En Pointe Technologies Sales, Inc., certain assets of Software Medium, Inc., and its wholly-owned services subsidiary, Veridyn LLC.

“Businesses and other entities worldwide are looking for technology providers that can provide proven domain expertise to solve the government mandated regulations required for information security compliance. Today, corporations, education and the public sector are faced with an ever-increasing set of regulations centered on security. We believe that this acquisition provides En Pointe with the means to consult, educate, train and deliver solutions to address such Information Security needs. We also believe this acquisition adds depth to our already extensive set of offerings,” said Bob Din, En Pointe’s CEO. “We expect that the enhanced services will strengthen our offerings, will extend immediate value to our large customer base and will provide us with additional opportunities with new prospects who still lack a cohesive Information Security roadmap.”

Software Medium, Inc. is a reseller of software licenses with annual revenues of approximately $10 million and through its services subsidiary offers information security products and security compliance services to regulated industries with annual revenues approximating $1 million. Key employees and the majority of the employees of Software Medium, Inc. and its subsidiary are expected to join En Pointe

The acquisition also expands En Pointe’s reach into the Texas, Oklahoma, Louisiana, and Arkansas regions. The offerings that are added to the En Pointe’s security services line-up include: Security Gap Assessments; Risk Assessments; Policy Reviews; Penetration Testing; Incident Response; PCI Data Compliance; Physical and Social Engineering, customized Security Training Development and Information Security Workshops; CISSP and CISA training; Common Criteria Evaluation and Security Market Strategy. This acquisition is also expected to add to En Pointe’s growing software licensing business by combining En Pointe’s proprietary software licensing delivery capabilities with more targeted Network Security solutions.

About En Pointe Technologies

En Pointe Technologies, Inc. is a leading national provider of business-to-business information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream information technology products available in the U.S. while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow its customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise, is represented nationally with a concentration in over 13 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by En Pointe with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to En Pointe ‘s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

For software sales matters, please contact:
Armen Martirosyan
En Pointe Technologies, Inc.
(310) 725-5200
software@enpointe.com

For investor matters, please contact:
Javed Latif
En Pointe Technologies, Inc.
(310) 725-5200
ir@enpointe.com